EXHIBIT 32.1
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                CERTIFICATIONS PURSUANT TO SECTION 906
                   OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Annual Report of Landauer, Inc. (the
"Company") on Form 10-K for the fiscal year ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Brent A. Latta, Chief Executive Officer of the Company, certify that:

     i.    The Report fully complies with the requirements of
           Section 13(a) or 15(d) of the Securities Exchange Act of
           1934; and

     ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




                                  /s/ Brent A. Latta
                                  -----------------------------------
                                  President & Chief Executive Officer




December 19, 2003